UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST CLOVER LEAF FINANCIAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 25, 2014

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp. Our Annual Meeting will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 29, 2014.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2014, a proposal to consider and approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (commonly referred to as “say-on-pay”), and any other business that properly comes before the Annual Meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,
/s/ P. David Kuhl

P. David Kuhl
President and Chief Executive Officer

First Clover Leaf Financial Corp.
6814 GOSHEN ROAD, P.O. BOX 540
EDWARDSVILLE, ILLINOIS 62025
(618) 656-6122

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2014

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp. will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 29, 2014.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	the election of two directors of First Clover Leaf Financial Corp.;

2.	the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 18, 2014 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our Proxy Statement, Annual Report to Stockholders and proxy card are available on www.cfpproxy.com/6040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Brandmeyer

Donna Brandmeyer
Corporate Secretary

Edwardsville, Illinois

April 25, 2014

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

of

First Clover Leaf Financial Corp.

6814 Goshen Road, P.O. Box 540
Edwardsville, Illinois 62025
(618) 656-6122

ANNUAL MEETING OF STOCKHOLDERS
To be Held May 29, 2014

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Clover Leaf Financial Corp. (the “Company or “First Clover Leaf”) to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 29, 2014, and all adjournments of the Annual Meeting. First Clover Leaf conducts a full service community banking through its wholly-owned subsidiary, First Clover Leaf Bank (the “Bank”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 25, 2014.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the nominees listed in Proposal 1, and “FOR” each of Proposals 2 and 3, set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to our Secretary at our address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy will not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.10 per share, as of the close of business on April 18, 2014 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, we had 7,007,283 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, as stockholder may: (i) vote “FOR” the election of the nominees proposed by the Board of Directors, (ii) “WITHHOLD AUTHORITY” to vote for all the nominees being proposed; or (iii) vote “FOR ALL EXCEPT” one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

As to the ratification of our independent registered public accounting firm, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal. The ratification of our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers as described in this Proxy Statement, a stockholder may:  (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or proxies marked “ABSTAIN” is required for the approval of the non-binding resolution.  While this vote is required by law, it will neither be binding on First Clover Leaf or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, First Clover Leaf or the Board of Directors.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by our Board of Directors.

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Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of April 18, 2014, the Record Date, the shares of common stock beneficially owned by our named executive officers and directors individually, by all executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

Directors and Named Executive Officers: (2)

William D. Barlow (3)	3,000	*
Lisa R. Fowler (4)	7,263	*
Joseph J. Gugger (5)	507,293	7.24%
Mona B. Haberer	—	*
Joseph Helms (6)	110,850	1.58%
Kenneth Highlander (7)	74,371	1.06%
P. David Kuhl(8)	12,625	*
Gary D. Niebur	19,204	*
Joseph Stevens (9)	107,887	1.54%
Gerard A. Schuetzenhofer (10)	109,286	1.56%
Dennis M. Terry (11)	69,412	1.00%
Mary Westerhold (12)	286,485	4.09%

All Directors and Executive Officers as a Group (13 persons)	1,310,735	17.76%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner for purposes of this table, of any shares of our common stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the April 18, 2014. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth in this table include all shares held directly, as well as by spouses and minor children, in trust and in other forms of indirect ownership. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power
(2)	The business address of each director and executive officer is 6814 Goshen Road, Edwardsville, Illinois 62025.
(3)	All 3,000 shares of common stock are owned through an IRA.
(4)	Includes 6,619 shares of common stock owned through an IRA.
(5)	Includes 448,893 shares of common stock owned by a trust, 58,400 owned by a partnership of which Mr. Gugger is a partner.
(6)	Includes 49,360 shares of common stock owned by a trust, 29,040 owned through an IRA, and 32,250 owned by an estate of which Dr. Helms is the executor and beneficiary.
(7)	Includes 17,921 shares owned by Mr. Highlander’s spouse, and 2,000 shares owned through an IRA. Also includes 48,250 shares of common stock pledged as collateral.
(8)	Includes 2,700 shares of common stock owned by Mr. Kuhl’s spouse, and 8,200 shares owned through an IRA.
(9)	Includes 19,360 shares of common stock owned by Mr. Stevens’ spouse, and 2,500 shares owned by a trust.
(10)	Includes 40,620 shares of common stock owned by Mr. Schuetzenhofer’s company, and 6,000 shares of common stock owned by Mr. Schuetzenhofer’s spouse.
(11)	All 69,412 shares of common stock are owned through an IRA.
(12)	Includes 153,320 shares of common stock owned by trusts of which Ms. Westerhold is a trustee, 94,921 shares owned by limited liability companies of which Ms. Westerhold is a member, and 33,244 shares owned by Ms. Westerhold’s minor children.
*	Less than 1%.
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PROPOSAL I - ELECTION OF DIRECTORS

Our Bylaws provide for a classified board where approximately one-third of the directors are elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. Stockholders will be entitled to elect two directors at the Annual Meeting. Our Nominating Committee has nominated Dennis Terry and Mary Westerhold to each serve a three year term. These nominations were further approved by the Board. Each of the nominees is currently a member of the Board of Directors, and each has agreed to continue to serve as a director, if elected. The Nominating Committee did not receive any stockholder nominations for director for the Annual Meeting.

Dr. Joseph Helms, a director since 1972, informed the Nominating Committee that he would not seek re-election for an additional term as a director of the Company, and accordingly, the Nominating Committee did not re-nominate him for election at this year’s meeting. As a result, his directorship will end at the Annual Meeting, and the Board of Directors intends to reduce the size of the Board from 10 to 9 following the Annual Meeting. The Board of Directors expresses its thanks to Dr. Helms for his many years of dedicated service.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Nominees who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting. The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement. Unless otherwise instructed, validly executed proxies will be voted “FOR” each nominee.

The following table sets forth certain information regarding our directors.

Name	Age	Position	Current Term Expires	Director Since(1)

Nominees

Mary Westerhold	48	Director	2014	2011
Dennis Terry	67	Director	2014	2009

Directors Continuing in Office

Mona B. Haberer	56	Director	2015	2013
Joseph Stevens	68	Director	2015	1990
Gerard A. Schuetzenhofer	56	Chairman of the Board	2015	2009

Joseph J. Gugger	63	Director	2016	2006
Kenneth Highlander	60	Director	2016	2009
P. David Kuhl	64	President, Chief Executive Officer and Director	2016	2013
Gary D. Niebur	58	Director	2016	2009

(1)	Includes service on the Board of Directors of First Federal Financial Services, Inc., the predecessor company to First Clover Leaf.

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The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Gerard A. Schuetzenhofer is Chairman of the Board of Directors. Mr. Schuetzenhofer is the President of Coldwell Banker Brown Realtors/Coldwell Banker Commercial Brown Realtors, a real estate brokerage firm with offices in Edwardsville, O’Fallon, Troy, Highland and Belleville, Illinois. He has held the position of President since 1989. Mr. Schuetzenhofer’s experience as the owner of a local real estate brokerage firm provides the Board with assistance in assessing local real estate values, trends and developments, in identifying potential new lending customers and in assessing the relative risk of projects and properties securing loans made by the Bank.

Joseph J. Gugger has served: as a partner of Fastechnology LLC, an engineering company, since 1999; as a partner of CBC LLC, a real estate company, since 1999; and as the owner of Gugger Group, Inc., a manufacturing and investment company, since 1993. Mr. Gugger serves as President of the EGHM Foundation, a local foundation consisting of 24 local business leaders. Mr. Gugger is also very active in other civic groups. Mr. Gugger was a member of the board of directors of Clover Leaf Financial Corp. and Clover Leaf Bank until their acquisition in 2006 by the Company. Mr. Gugger’s experience in managing the operations of various companies provides the Board with valuable business experience. Additionally, his partnership experience with CBC LLC provides the Board with assistance in assessing local real estate values, trends and developments, in identifying potential new lending customers and in assessing the relative risk of projects and properties securing loans made by the Bank.

Mona B. Haberer has served as the President and Chief Executive Officer of Florists’ Insurance Companies in Edwardsville, Illinois, since 2008, where she has been employed since 1989 and previously served as Chief Financial Officer. Ms. Haberer is a member of the American Institute of Certified Public Accountants. Ms. Haberer is also an active member in several civic groups including: the Horticultural Research Institute Investment Committee; The Leadership Council of Southwestern Illinois the Area Agency on Aging Southwestern Illinois Advisory Board; and a Foundation Board Member for both Lewis & Clark Community College and Southern Illinois University Edwardsville. Ms. Haberer’s experience in managing corporate operations provides the Board with valuable business and management experience. In addition, her financial and accounting experience provides the Board with valuable insight in accounting and strategic transactions involving the Company.

Kenneth P. Highlander is the retired President of Ready-Mix Services, Inc., a concrete manufacturer with plants in Hamel, Alton and Collinsville, Illinois, where he was employed since 1971. Mr. Highlander’s experience in managing the operations of a manufacturing company provides the Board with valuable managerial experience.

P. David Kuhl has served as the President and Chief Executive Officer of the Company and the Bank since October 2013. He was formerly the Chairman, President and CEO of Freestar Bank in Pontiac, IL from 2007 – 2012 and prior to that was Chairman and CEO of Busey Bank in Urbana, IL from 1979-2006. He served as Chairman of the Illinois Bankers Association in 2007 – 2008, and was Chairman of the Federal Home Loan Bank of Chicago from 2007 – 2010 and was a Director from 2000 – 2010. Mr. Kuhl brings over 40 years of executive management experience and industry knowledge to the board and to First Clover Leaf and the Bank.

Gary D. Niebur has served as the Executive Director of the Edwardsville YMCA since 1982. Mr. Niebur is a lifelong resident of Edwardsville, and was the mayor of Edwardsville from 1993 to 2013. His knowledge of the community and surrounding area, local municipalities and contacts with local community leaders provides the Board with insight into the Bank’s market and service area.

Joseph Stevens is the owner of Market Basket Grocery and Garden Center, a retail business established in 1971 with locations in Edwardsville, Godfrey, O’Fallon and Caseyville Illinois. Mr. Stevens’ experience as a local business owner and operator provides the board with insight into product offerings aimed at local small businesses.

Dennis M. Terry currently serves as the Director of Market Relations and Board Projects of the Bank, prior to which he served as our President and Chief Executive Officer from October 2006 until October 2013. Mr. Terry served as President and Chief Executive Officer of Clover Leaf Bank since 2000 until its acquisition in July 2006 by the Company. Mr. Terry has over 40 years of experience in banking. Mr. Terry’s significant local banking experience and continued participation in the financial industry trade associations provides the Board with a perspective on the day-to-day operations of the Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

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Mary Westerhold is the Vice President and Chief Financial Officer of Madison Communications, Inc. and its affiliate telecommunications companies, Madison Telephone Company and Madison Network Systems, Inc., where she has been employed since 1992. Prior to 1992, Ms. Westerhold served as a Commercial Loan Officer for Mark Twain Bancshares. Ms. Westerhold also serves as Chairman of the Greater Edwardsville Area Community Foundation and is an active member in other civic groups. Ms. Westerhold’s experience in managing the operations of the various companies provides the Board with valuable general business experience in the communities we serve. In addition, her financial and accounting experience provides the Board with valuable insight in accounting and strategic transactions involving the Company.

Executive Officers Who Are Not Directors

William D. Barlow, 55, has served as the Bank’s Executive Vice President and Chief Lending Officer since October 2013, prior to which he served as the Bank’s Senior Vice President and Senior Lender since 2011. Prior to his employment at the Bank, from 2001 to 2011 Mr. Barlow was Senior Vice President and Senior Lender of the Bank of Edwardsville, an Illinois-chartered bank headquartered in Edwardsville, Illinois.

Lisa R. Fowler, 47, has served as the Bank’s Chief Credit Officer since October 2013, and became Executive Vice President in January 2014, prior to which she served as the Bank’s Senior Vice President – Chief Lending Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since June 2000, Ms. Fowler served as Senior Vice President of Clover Leaf Bank.

Darlene F. McDonald, 51, has served as Chief Financial Officer of the Company and the Bank since July 2006, and became Executive Vice President in January 2014, prior to which she served as Senior Vice President and Chief Financial Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since 2000, Ms. McDonald served as Senior Vice President, Treasurer and Secretary of Clover Leaf Bank

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. During 2013, the Board of Directors held 12 regular meetings and seven special meetings. No member of the Board or any Board committee attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (held during the periods that he or she served). Executive sessions of the independent directors of the Board were more than twice during 2013.

Our Board committees include an Executive Committee, a Compensation and Personnel Committee (“Compensation Committee”), a Nominating Committee and an Audit Committee. The Chairman of the Board appoints all committee members.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Mr. Kuhl and Mr. Terry, is “independent” in accordance with the listing standards of the NASDAQ Stock Market (“NASDAQ”). Mr. Kuhl and Mr. Terry are not considered independent because of their employment status with the Company and the Bank. Pursuant to NASDAQ listing requirements, the Audit Committee, the Compensation Committee and the Nominating Committee are comprised of and chaired solely by independent directors.

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Board Leadership Structure

While our Bylaws do not require it, at First Clover Leaf, the positions of Chairman of the Board and Chief Executive Officer have always been held by different individuals. The Board believes having separate positions is the appropriate leadership structure for the Company and demonstrates our commitment to good corporate governance. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the Board and the Executive Committee. Separating these positions allows the Chief Executive Officer to focus on setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as risks related to the unintentional effects our compensation plan may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board’s role in the Company’s risk oversight process includes receiving and reviewing regular reports from members of senior management on areas of material risk to the Company. The Board (or the appropriate committee in the case of risks that are relevant to a particular committee’s focus) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives a report, the Chairman of the relevant committee reports on the discussion to the Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating Committee

The Nominating Committee consists of directors Helms, Gugger, Highlander, Niebur, Stevens and Haberer, each of whom is considered “independent” in accordance with NASDAQ listing requirements. Following the Annual Meeting, director Helms will no longer serve on the committee. The committee is chaired by director Schuetzenhofer. The Board of Directors has adopted a written charter for the Nominating Committee, which is posted on the Company website at www.firstcloverleafbank.com. The Nominating Committee met once during 2013.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;
•	to review and monitor compliance with the requirements for board independence; and
•	to review the committee structure and make recommendations to the Chairman of the Board regarding committee membership.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
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•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available to attend Board and committee meetings;
•	is familiar with the communities in which we operate and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and
•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” in accordance with NASDAQ listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of our Audit Committee and the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity includes not only the gender and ethnicity of a candidate, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

Procedures for the Recommendation of Director Nominees by Stockholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our last annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at P.O. Box 540, Edwardsville, Illinois 62025. The Corporate Secretary must receive a submission not more than 120 days and not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	the name and address of the stockholder as he or she appears on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and us;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
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•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.” The committee did not receive any stockholder-recommended nominees for inclusion in this Proxy Statement.

Stockholder Communications with the Board

Any of our stockholders who want to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary, at P.O. Box 540, Edwardsville, Illinois 62025. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all appropriate communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from our Code of Ethics in 2013. A copy of our Code of Ethics is posted on the Company website at www.firstcloverleafbank.com.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors attended our 2013 Annual Meeting of Stockholders.

Compensation and Personnel Committee

The members of the Compensation Committee are directors Niebur, Helms, Stevens, Westerhold, and Haberer, each of whom is considered “independent” in accordance with NASDAQ listings standards. Following the Annual Meeting, director Helms will no longer serve on the committee. The committee is responsible for reviewing all compensation matters related to our employees. The Compensation Committee does not operate under a written charter. The Compensation Committee met three times during 2013.

The committee is chaired by director Schuetzenhofer. The Committee is vested with the authority to review all personnel matters including salaries and benefits. There are no executive officers on this committee, nor did any participate in the determination of salaries or bonuses for the executive officers for 2013.

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Audit Committee

Our Audit Committee consists of directors Highlander, Niebur, Haberer and Stevens, each of whom is “independent” in accordance with NASDAQ listing standards and SEC Rule 10A-3. The committee is chaired by director Highlander. The Board has determined that directors Highlander, Haberer and Niebur qualify as “audit committee financial experts” as that term is used in the rules and regulations of the SEC.

Pursuant to its responsibilities, the Audit Committee reviews: (i) the contents of and conclusions in audit reports prepared by our independent registered public accounting firm; (ii) the annual engagement of our independent registered public accounting firm and approves such engagement; (iii) the Company’s audit policy; and (iv) reviews with management and our independent registered public accounting firm the financial statements and internal controls of the Company. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company website at www.firstcloverleafbank.com. The Audit Committee met seven times during 2013.

Audit Committee Report

The Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2013;
•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:

Kenneth Highlander (Chairman)

Mona Haberer

Gary D. Niebur

Joseph Stevens

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Under Section 16(a) of the Exchange Act, our executive officers, directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing their beneficial ownership and changes in their beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of ownership reports and management questionnaires, we believe that none of our executive officers, directors or 10% beneficial owners failed to file these reports on a timely basis for 2013.

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Transactions with Certain Related Persons

In the ordinary course of business, the Bank makes loans to our directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to the Company or the Bank. These loans neither involve more than the normal risk of collectability nor present other unfavorable features. All such loans are approved by our Board of Directors in accordance with applicable bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between a director and us to ensure that such transactions do not affect a director’s independence.

EXECUTIVE COMPENSATION

Compensation and Personnel Committee. The role of the Compensation Committee is to review annually the compensation levels of the Company’s executive officers and directors and recommend compensation changes to the Board of Directors. The Compensation Committee is comprised entirely of outside, non-employee directors. It is the intention of the Compensation Committee to administer a compensation program that will enable us to attract and retain talented executive officers who are capable of meeting our strategic goals and thereby maximize our performance for the benefit of the stockholders. The Compensation Committee considers four key elements of total compensation: base salary, benefits, annual incentive compensation, and long -term incentives. The Compensation Committee did not engage a compensation consultant during 2013.

Executive Compensation Philosophy. The goal of our executive compensation philosophy is to enable the Company to attract, develop and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, and maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

Regulatory Impact on Compensation. As a publicly-traded financial institution, the Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), the Federal Deposit Insurance Corporation (the “FDIC”) has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution’s overall financial condition.

In addition to the Safety and Soundness Standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the “Guidance”). Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a complement to the Safety and Soundness Standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness Standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution’s attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

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The Compensation Committee, with the assistance of its advisors and Company management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finalized or issued. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Guidance. As such, the Compensation Committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

Finally, in addition to the foregoing, as a publicly-traded corporation, the Company is also subject to the SEC’s rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

The Compensation Committee continues to believe in and practices a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for the Company’s named executive officers. In this regard, the Compensation Committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness Standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company’s compensation programs for our named executive officers. The Compensation Committee believes the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

Prior Year’s Say-on-Pay Vote. At the Company’s 2013 annual meeting of stockholders, our stockholders overwhelmingly approved, in a non-binding advisory vote, the 2012 compensation of our named executive officers required pursuant to Section 14A of the Exchange Act. Other than this approval, we received no specific feedback from our stockholders concerning our executive compensation program during the past year. The Compensation Committee considered this approval a reflection of the stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2013.

Compensation Components. Our annual compensation packages to executive officers are comprised of four key elements: base salary, benefits, annual incentive compensation and long-term incentives. The Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Company’s Chief Executive Officer, other executive officers or directors, but rather, the Compensation Committee weighs a variety of different factors in its deliberations. Such factors include emphasis on the profitability and scope of our operations, the experience and expertise and management skills of the executive officers and their roles, as well as on occasion utilizing outside compensation surveys to determine future compensation.

2013 Compensation. The following table sets forth for the years ended December 31, 2013 and 2012 certain information as to the total remuneration paid by us to P. David Kuhl, who has served as our President and Chief Executive Officer since October 7, 2013; Dennis M. Terry, who served as our President and Chief Executive Officer through October 6, 2013; and William D. Barlow and Lisa R. Fowler, who were our two other most highly compensated executive officers at the end of 2013 who received total compensation in excess of $100,000 (collectively referred to in this Proxy Statement as the “named executive officers”). Compensation information is not included for Mr. Kuhl for 2012 because he was not employed by us in that year or for Ms. Fowler for 2012 because she was not a named executive officer in that year. For a narrative description of information included in this table, please see the discussion in this proxy statement below.

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
P. David Kuhl(2) President and Chief Executive Officer	2013 2012	63,462 ―	― ―	― ―	31,938(3) ―	95,400 ―

Dennis M. Terry(4) Former President and Chief Executive Officer	2013 2012	280,870 274,535	― ―	48,644 84,932	24,545(5) 23,400	354,059 382,867

William D. Barlow(6) Executive Vice President and Chief Lending Officer	2013 2012	201,742 195,452	― ―	26,215 39,041	13,757(7) 5,353	241,714 239,846

Lisa R. Fowler(8) Executive Vice President and Chief Credit Officer	2013 2012	164,716 ―	― ―	16,584 ―	6,580(9) ―	187,880 ―

(1)	Amounts in this column represent discretionary cash bonuses.
(2)	Mr. Kuhl began employment with the Company in October 2013.
(3)	For 2013, includes $30,000 in moving expense reimbursements and $1,938 in automobile allowance.
(4)	Mr. Terry resigned as President and Chief Executive Officer of the Company and the Bank in October 2013, and became Director of Market Relations and Board Projects of the Bank
(5)	For 2013, includes $8,400 in automobile allowance and $16,145 in Company contributions to Mr. Terry’s 401(k) plan account.
(6)	Mr. Barlow has served as Executive Vice President and Chief Lending Officer of the Bank since October 2013, prior to which he served as our Senior Vice President and Senior Lender.
(7)	For 2013, includes $13,757 in Company contributions to Mr Barlow’s 401(k) plan account.
(8)	Ms. Fowler has served as Chief Credit Officer of the Bank since October 2013, and became Executive Vice President in January 2014, prior to which she served as Senior Vice President and Chief Lending Officer.
(9)	For 2013, includes $6,580 in Company contributions to Ms Fowler’s 401(k) plan account.

Base Salaries. Base salaries and changes to base salaries reflect a variety of factors, including the results of the review of the competitiveness of the total compensation program, by an independent compensation consultant (which occurs every two years and last occurred in 2012), the individual’s performance and contribution to our long-term strategic goals, performance targets, our financial performance and other relevant factors.

Cash Bonuses under Our Annual Incentive Compensation Program. Our annual incentive compensation program is structured to reward individual participants, with the objective of driving financial performance. Under this program during 2013, Messrs. Terry and Barlow and Ms. Fowler had the potential to earn a percentage ranging from 15% to 50% of their annual salaries. Annual incentive targets are established based on job level. During 2013, Mr. Terry’s incentive payout target was 25% of annual salary, Mr. Barlow’s incentive payout target was 15% of annual salary and Ms. Fowler’s incentive payout target was 15% of annual salary.

The amount of the bonuses paid for 2013 under the incentive compensation program are included in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.” The amount of the bonuses payable upon attaining the threshold, target and maximum achievement levels are included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards table below.

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Prior to the beginning of each calendar year, the Compensation Committee determines the specific financial goals that our named executive officers must achieve in order to earn a bonus. The financial goals are different for each officer, and in 2013 the goals consisted of the following financial metrics:

Performance Measure	Threshold	Target	Maximum

Net Income	$3,921,837	$4,357,597	$5,229,116
Return on Average Equity	4.74%	5.27%	6.32%
Asset Growth	$506,379,027	$562,643,363	$675,192,036
Deposit Growth	$360,000	$400,000	$480,000
Loan Growth	$358,819,311	$395,465,901	$480,000
Credit Quality	2.20%	2.00%	1.60%

No award is paid if actual results are below the threshold level. For 2013, the Compensation Committee selected the following performance measures, as described above, for each officer as follows:

(1) Dennis Terry: Net Income, Return on Average Equity, Asset Growth, Credit Quality and Individual Performance Evaluation.

(2) William Barlow: Net Income, Loan Growth, Credit Quality, Deposit Growth (personal portfolio) and Individual Performance Evaluation.

(3) Lisa Fowler: Net Income, Return on Average Equity, Credit Quality, Loan Growth and Individual Performance Evaluation.

(4) P. David Kuhl did not participate in the 2013 annual incentive compensation program.

Measurement and payment of any cash bonus occurs after the end of the calendar year when the actual performance results become known and can be reviewed by the Compensation Committee.

Plan-Based Awards. Our annual incentive compensation program includes performance goals at a threshold, target and maximum achievement level, with the potential award increasing accordingly. No payments will be made to an officer under the program if actual performance does not exceed the threshold performance goals. Above the threshold level, payouts under the program will be made to an officer on a sliding scale depending upon the level by which the actual performance exceeds the threshold assigned to that officer. The performance goals are interpolated for achievement in between the break points. No payout will occur unless there is a satisfactory audit and individual performance evaluation.

The following table sets forth the threshold, target and maximum award payouts that were established during 2013 for the named executive officers under the terms of our annual incentive compensation program for 2014 performance.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
P. David Kuhl	(1)	—	68,750	137,500
William D. Barlow	(1)	—	30,450	60,900
Lisa R. Fowler	(1)	—	25,050	50,100

_______________

(1)	On an annual basis, Messrs. Kuhl and Barlow and Ms. Fowler are eligible to receive incentive cash bonuses under our incentive compensation program. Mr. Terry is no longer eligible for such a bonus.

401(k) Plan. We maintain a 401(k) plan, which is a tax-qualified, retirement plan with a salary-deferral feature under Section 401(k) of the Internal Revenue Code. All employees who complete 90 days of employment and whom are scheduled to work at least 1,000 hours are eligible to participate, including our named executive officers.

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Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the maximum percentage of compensation and dollar amounts permissible under the Internal Revenue Code. All employee contributions and earnings thereon are fully and immediately vested. The profit sharing contribution to the plan is determined by the Board of Directors and, for 2013, was set at 3% of gross earnings through December 31, 2013. The 401(k) component of the plan allows participants to defer a portion of their compensation up to 50%. Such deferrals accumulate on a tax-deferred basis until the employee withdraws the funds. We match the employee contributions to the 401(k) plan up to 3% of compensation.

Equity Compensation. We currently have no equity-based compensation plans.

Benefits upon Termination or a Change in Control

Employment Agreement – Mr. Kuhl. We have entered into an employment agreement with P. David Kuhl, our President and Chief Executive Officer, effective as of October 7, 2013. The agreement has an initial term of three years. Beginning in October 2015, the agreement may be extended for an additional 12 months, provided that the Board will, at least one month before such renewal, conduct a comprehensive performance evaluation and review of Mr. Kuhl for purposes of determining whether to extend the agreement. Under the agreement, Mr. Kuhl is entitled to a minimum annual base salary of $275,000, which amount may be increased but not decreased, and target annual cash performance bonuses of 25% of base salary (with a maximum bonus of 50% of base salary). In addition to the base salary and performance bonus, Mr. Kuhl’s agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel, including a monthly automobile allowance $700. Mr. Kuhl was also entitled to a one-time, cash payment of $30,000 under the agreement in November 2013, which was intended to assist him with relocation and housing expenses.

Under Mr. Kuhl’s employment agreement, if his employment is involuntarily terminated by us (other than for cause, death or disability) or is terminated by him for good reason, in each as defined in the agreement, we will be obligated to pay him a lump sum equal to the remaining base salary that he would have earned if he continued his employment for the remainder of the then-current term (but in no event less than one times his then current base salary) plus one times the average of the cash bonuses that he earned during the three years immediately before such termination; and Mr. Kuhl would also be entitled to one year of employer-paid group health care continuation coverage. All severance payments to which Mr. Kuhl may be entitled under his employment agreement are subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G.

Mr. Kuhl’s employment agreement also provides that, following termination of his employment (other than a termination without cause or a termination for good reason), he may not for a period of one year compete with us, solicit any of our employees to leave their employment, or solicit the business of any of our customers or clients.

Employment Agreement – Mr. Terry. Dennis M. Terry, our President and Chief Executive Officer until October 2013, was party to an employment agreement with us during 2013 that was superseded in its entirety by a new employment agreement that Mr. Terry entered into with us effective as of January 1, 2014. As such, if Mr. Terry experienced a termination of employment as of December 31, 2013, he would have been entitled to severance benefits under his prior employment agreement. These benefits are described below. If Mr. Terry were to experience a termination of employment during the effective period of his new employment agreement, the severance benefits to which he would be entitled may be different than those described below.

Mr. Terry’s base salary for 2013 under his prior employment agreement was $279,021. In addition to the base salary, Mr. Terry’s agreement also provided for participation in retirement plans and other employee and fringe benefits applicable to executive personnel, including an automobile allowance of not less than $700 per month.

Under his prior employment agreement, if Mr. Terry’s employment was involuntarily terminated by us (other than for cause, death or disability) or was terminated by him for good reason, in each case as defined in the agreement, as of December 31, 2013, we would have been obligated to provide Mr. Terry and his family with employer-paid continued life, medical and disability coverage for 12 months, and Mr. Terry would not have been entitled to any other severance benefits. If Mr. Terry’s employment was involuntarily terminated by us (other than for cause, death or disability) or was terminated by him for good reason in connection with a change in control, we would have been obligated to pay him a lump sum equal to the total amount that he would have earned under the agreement if he had continued his employment for 36 months after the date of his termination of employment, including maximum bonus or incentive awards and contributions or payments made on Mr. Terry’s behalf under any employee benefit plan, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G; and we also would have been obligated to provide Mr. Terry and his family with employer-paid continued life, medical and disability coverage for 12 months following his termination of employment.

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Under his prior employment agreement, if Mr. Terry had incurred a disability, we would have been entitled to terminate the agreement and pay Mr. Terry his base salary for a period of one year following his termination of employment. If Mr. Terry died during the term of his prior agreement, we would have been obligated to pay Mr. Terry’s base salary to his named beneficiaries for one year following his death.

Mr Terry’s prior employment agreement also provided that, following termination of his employment for reasons other than disability, change in control, or non-renewal of the agreement, he was prohibited for a period of one year from competing with us. The agreement provided further that, following termination of Mr. Terry’s employment for any reason, he would not for a period of one year solicit any of our employees to leave their employment, or solicit the business of any of our customers or clients.

Mr. Terry’s prior employment agreement expired on December 31, 2013. We entered into a new employment agreement with him that became effective on January 1, 2014, under which he will serve as the Director of Market Relations and Board Projects, with an annual base salary of $225,000. The new employment agreement has a term of 12 months. If Mr. Terry’s employment is involuntarily terminated without cause, as defined in the agreement, we will pay him a cash lump sum equal to his remaining base salary through December 31, 2014.

Employment Agreement – Mr. Barlow. We have entered into an employment agreement with William D. Barlow, our Executive Vice President and Chief Lending Officer. The agreement became effective as of August 19, 2011 and was amended effective September 24, 2013. The agreement has a term of 12 months and may be extended for an additional 12 months as of each August 19, provided that the Board will, at least 60 days before such extension, conduct a comprehensive performance evaluation and review of Mr. Barlow for purposes of determining whether to extend the agreement. Under the agreement, Mr. Barlow is entitled to a minimum annual base salary of $198,640. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel.

Under Mr. Barlow’s employment agreement, if his employment is involuntarily terminated by us (other than for cause, death or disability) or is terminated by him for good reason, in each case as defined in the agreement, we will be obligated to pay him a lump sum equal to the value of his base salary, bonus and benefits for 12 months (or 18 months if such termination occurs in connection with a change in control), subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. In the event of Mr. Barlow’s disability, we may terminate his employment agreement provided that we will be obligated to pay his base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to him pursuant to any disability insurance program maintained by us. In the event of Mr. Barlow’s death during the term of the agreement, we will pay his base salary to his named beneficiaries for the remaining term of the agreement.

Mr. Barlow’s employment agreement also provides that, following termination of his employment for reasons other than death, change in control, or non-renewal of the agreement, he will not compete with us for a period of one year. The agreement provides further that, following termination of Mr. Barlow’s employment for any reason, he will not for a period of one year solicit any of our employees to leave their employment, or solicit the business of any of our customers or clients.

Employment Agreement – Ms. Fowler. We have entered into an employment agreement with Lisa R. Fowler, our Executive Vice President and Chief Credit Officer. The agreement became effective in July 2006 and was amended in January 2008 and September 2013. The agreement has a term of 12 months and may be extended for an additional 12 months as of each July 10th, provided that the Board will, at least 60 days before such extension, conduct a comprehensive performance evaluation and review of Ms. Fowler for purposes of determining whether to extend the agreement. Under the agreement, Ms. Fowler is entitled to a minimum annual base salary of $159,457. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel.

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Under Ms. Fowler’s employment agreement, if her employment is involuntarily terminated by us (other than for cause, death or disability) or is terminated by her for good reason, in each case as defined in the agreement, we will be obligated to pay her a lump sum equal to the value of her base salary, bonus and benefits for 12 months (or 18 months if such termination occurs in connection with a change in control), subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. In the event of Ms. Fowler’s disability, we may terminate her employment agreement provided that we will be obligated to pay her base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to her pursuant to any disability insurance program maintained by us. In the event of Ms. Fowler’s death during the term of the agreement, we will pay her base salary to her named beneficiaries for the remaining term of the agreement.

Ms. Fowler’s employment agreement also provides that, following termination of her employment for any reason, she will not for a period of two years solicit any of our employees to leave their employment, or solicit the business of any of our customers or clients.

The following table sets forth the potential incremental payments payable to each of the individuals named in the Summary Compensation Table upon certain terminations of employment, assuming the termination occurred on December 31, 2013.

No incremental payments would be payable to any of the applicable individuals in the event of a voluntary termination, a termination by the employer for “cause,” or a change in control where no termination occurred.

Name	Benefit	Involuntary Termination(1) – No Change in Control ($)	Involuntary Termination – Change in Control ($)	Termination Due to Death ($)	Termination Due to Disability ($)
P. David Kuhl	Base Salary	614,795	614,795	0	0
	Short-Term Incentives	0	0	0	0
	Medical	6,777	6,777	0	0
	Total	621,572	621,572	0	0
Dennis M. Terry	Base Salary	0	837,063	279,021	279,021
	Short-Term Incentives	0	418,532	0	0
	Benefit Plan	0	40,500	0	0
	Medical	7,202	7,202	0	0
	Total	7,202	1,303,297	279,021	279,021
William D. Barlow	Base Salary	198,640	297,960	125,170	51,826
	Short-Term Incentives	60,900	91,350	0	0
	Benefit Plan	11,918	17,877	0	0
	Medical	0	0	0	0
	Total	271,458	407,187	125,170	51,826
Lisa R. Fowler	Base Salary	167,000	250,500	83,500	33,401
	Short-Term Incentives	50,100	75,150	0	0
	Benefit Plans	10,020	15,030	0	0
	Medical	0	0	0	0
	Total	227,120	340,680	83,500	33,401
(1)	For purposes of the table, an “involuntary termination” generally includes a termination by the employer without “cause” or by the executive for “good reason,” in each case as defined in the applicable employment agreement.

Director Compensation

The following table sets forth for the year ended December 31, 2013 certain information as to the total remuneration we paid to our directors. Mr. Kuhl and Mr. Terry do not receive compensation for their service as directors.

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Name	Fees earned or paid in cash ($)	Total ($)

Joseph J. Gugger	21,000	21,000
Mona Haberer	15,400	15,400
Joseph Helms	20,200	20,200
Kenneth Highlander	23,600	23,600
Gary D. Niebur	21,200	21,200
Gerard A. Schuetzenhofer	32,667	32,667
Joseph Stevens	20,300	20,300
Mary Westerhold	20,100	20,160

Director Deferred Fee Plan. We maintain a non-qualified director deferred fee plan, under which directors may elect to defer receipt of their director fees until a specified date or termination of service on the Board. The participants must self-direct the investment of their accounts. Payments are made in a lump sum or monthly, quarterly or annual installments, as elected by the director at the time of deferral. Upon a director’s death, the director’s deferred account is paid as a lump sum. During 2013, four directors deferred fees. The aggregate amount owed to directors under the Plan is $583,949.

We pay no fees for service on the Board of Directors of First Clover Leaf Financial Corp. or Board committees. However, each of the individuals who currently serves as one of our directors also serves as a director of First Clover Leaf Bank and earns fees in that capacity. First Clover Leaf Bank pays the Chairman of the Board a fee of $2,833 for each scheduled meeting. Each other director receives a fee of $1,500 for each scheduled meeting. First Clover Leaf Bank pays each non-employee Board member $100 for attendance at meetings of the Loan Committee, and $200 per quarter for attendance at meetings of the Audit Committee. The Audit Committee Chairman and the Compensation Committee Chairman receive a fee of $500 and $200 respectively for attendance at their respective meetings. First Clover Leaf Bank paid fees totaling $174,467 to the board members of First Clover Leaf Financial Corp. who sat on the board of First Clover Leaf Bank for the year ended December 31, 2013. In addition, $3,000 in fees were paid for the services of the corporate secretary.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has approved the engagement of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor. Crowe Horwath LLP was originally engaged by the Company in 2011.

At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the year ending December 31, 2014. A representative of Crowe Horwath LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit Fees. The aggregate fees billed for professional services rendered by Crowe Horwath LLP for the audit of our annual financial statements, the review of our Form 10-K and other services related to SEC reporting and regulatory filing were $115,000 and $108,000 during 2013 and 2012, respectively.

Audit-Related Fees. The aggregate fees billed for professional services rendered by Crowe Horwath LLP for research and consultations concerning financial accounting and reporting matters were 2,950 and $6,806 during 2013 and 2012, respectively.

Tax Fees. The aggregate fees billed for professional services by Crowe Horwath LLP for professional services related to tax compliance, preparation of original federal and state tax returns, claims for refunds, tax advice, and tax planning services were $14,300 and $13,500 during 2013 and 2012, respectively.

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All Other Fees. There were no fees billed for professional services rendered for us by Crowe Horwath LLP for service other than those listed above during 2013 and 2012. Subsequent to our dismissal of McGladrey LLP as our independent registered public accounting firm, effective November 14, 2011, McGladrey LLP was hired to perform internal control assessment and testing, for which we were billed $36,000 during 2012. BKD, LLP was hired to perform internal control assessment and testing during 2013, for which we were billed $39,480.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the tax fees and the other non-audit fees described above during 2013 and 2012.

The Audit Committee has considered whether the provision of non-audit services by Crowe Horwath LLP relating primarily to corporate income taxes, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services would not affect the independence of Crowe Horwath LLP in performing its function as auditor of the Company.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for 2014, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2014. Unless otherwise instructed, validly executed proxies will be voted “FOR” this proposal.

PROPOSAL III – ote on Executive Compensationmpensation

The compensation of our named executive officers is described in the section titled “Executive Compensation,” which discusses our compensation policies and procedures with respect to our named executive officers. Our stockholders are urged to read this section of the Proxy Statement.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are conducting a separate shareholder advisory vote to approve the compensation of our named executive officers, which is described in the section titled “Executive Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of First Clover Leaf Financial Corp. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “Executive Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

Approval of this resolution, commonly referred to as a “say-on-pay” advisory vote, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board and the Compensation Committee value constructive dialogue on executive compensation and will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the proposal to approve the overall compensation of our named executive officers. Unless otherwise instructed, validly executed proxies will be voted “FOR” this proposal.

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STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, we must receive any stockholder proposal to take action at such meeting at our executive office, 6814 Goshen Road, P.O. Box 540, Edwardsville, Illinois, no later than December 26, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not more than 120 days and not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 20 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first make public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, any arrangements between such stockholder and any other person in connection with the proposal of such business, any material interest of the stockholder in the proposed business, and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such proposal before the meeting. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice of business or nominations to the Board of Directors to be brought before the 2015 Annual Meeting of Stockholders, based upon the date of this Proxy Statement, must be given to us no earlier than December 26, 2014 and no later than January 25, 2015.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Our Proxy Statement, Annual Report to Stockholders and proxy card are available on www.cfpproxy.com/6040.

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OUR 2013 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF OUR FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 6814 GOSHEN ROAD, P.O. BOX 540, EDWARDSVILLE, ILLINOIS 62025, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Brandmeyer

Donna Brandmeyer
Corporate Secretary

Edwardsville, Illinois
April 25, 2014

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REVOCABLE PROXY FIRST CLOVER LEAF FINANCIAL CORP.ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of First Clover Leaf Financial Corp. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 29, 2014. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:: Mark here for address change.Important Annual Meeting InformationIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:http://www.cfpproxy.com/6040FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPERPLEASE MARK VOTES AS IN THIS EXAMPLEWith For All For hold Except 1. The election as Director of the nominee listed below to serve for a threeyear term.Dennis Terry Mary WesterholdINSTRUCTION: To withhold your vote for one or more nominees, mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line(s) below. For Against Abstain2. The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm For Against Abstain for the year ending December 31, 2014.3. The approval of a nonbinding advisory resolution regarding the compensation of the Company’s named executive officers. The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1, and “FOR” each of Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND “FOR” EACH OF THE PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 25, 2014, and the audited consolidated financial statements of the Company.6040Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.